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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
TRANSPORT CORPORATION OF AMERICA, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: Common Stock, par value $0.01 per share, of Transport Corporation of America, Inc. ("Common Stock")
	(2)	Aggregate number of securities to which transaction applies: 6,566,942 shares of Common Stock 700,505 options to purchase shares of Common Stock
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
The filing fee was determined by adding (A) the product of 6,566,942 shares of Common Stock multiplied by the merger consideration of $10.00 per share, plus (B) $2,407,332 expected to be paid upon cancellation of all outstanding options. In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying 0.0001177 by the sum of the preceding sentence.

	(4)	Proposed maximum aggregate value of transaction: $68,076,752
	(5)	Total fee paid: $8,013
☒	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:
Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Transport Corporation of America, Inc.
1715 Yankee Doodle Road
Eagan, Minnesota 55121

February 9, 2006

YOUR VOTE IS IMPORTANT

PLEASE VOTE YOUR PROXY TODAY

Dear Shareholder:

        Recently, we mailed you proxy materials in connection with the Special Meeting of shareholders of Transport Corporation of America ("TCAM") which is scheduled to be held on February 28, 2006 at 10:00 a.m., local time, at 1715 Yankee Doodle Road, Eagan, Minnesota 55121.

        The purpose of the Special Meeting is to approve the acquisition of TCAM by Patriot Holding Corp., a corporation controlled by Goldner Hawn Johnson & Morrison Incorporated. We encourage you to review the proxy statement you previously received regarding the details of this transaction.

        The special committee of the board of directors of TCAM unanimously recommends that you vote For the approval of the merger agreement and For the proposal to permit adjournment of the Special Meeting.

        Regardless of the number of shares you own, it is important that they are represented and voted at this meeting. Accordingly, please complete and return the enclosed duplicate proxy at your earliest convenience.

        If you have already voted, please accept our thanks. We appreciate your participation and continued support. If you have any questions or need assistance in voting your shares, please call our proxy solicitor, D.F. King & Co., Inc. at 888-887-1266.

By Order of the Special Committee of the Board of Directors

John R. Houston Secretary

PROXY	PROXY

TRANSPORT CORPORATION OF AMERICA, INC.

1715 Yankee Doodle Road

Eagan, Minnesota 55121

This Proxy is Solicited on Behalf of the Special Committee of the Board of Directors

I hereby revoke all prior proxies and appoint William D. Slattery and Anton J. Christianson, or either of them, as proxies, with full power of substitution and hereby authorize them to represent and to vote, as designated on the reverse side, all the shares of common stock of Transport Corporation of America, Inc. held of record by me on January 24, 2006 at the Special Meeting of Shareholders to be held on February 28, 2006, or any adjournment or adjournments thereof.

This Proxy when properly executed will be voted in the manner directed by you. If no direction is made, this Proxy will be voted FOR Proposal 1 and FOR Proposal 2, in the discretion of the proxies, on any other matters which may properly come before the Special Meeting or any adjournments or postponements thereof.

PLEASE COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD

IN THE ENCLOSED ENVELOPE PROMPTLY.

(Continued and to be signed on reverse side.)

TRANSPORT CORPORATION OF AMERICA, INC.

PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

The Board of Directors Recommends a Vote FOR Proposal 1 and Proposal 2.

1.

Approval of the Merger Agreement –
Approve the Agreement and Plan of Merger, dated as of October 26, 2005, by and among Patriot Holding, Patriot Acquisition and Transport America, which provides for the merger of Patriot Acquisition, a wholly owned subsidiary of Patriot Holding, with and into Transport America, with Transport America continuing as the surviving corporation, and the conversion of each outstanding share of common stock of Transport America into the right to receive $10.00 in cash.

		For ☐	Against ☐	Abstain ☐	Address Change? Mark Box Indicate changes below:	☐

2.

Adjourn the Special Meeting –
Adjourn the Special Meeting if necessary or appropriate to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting to approve the Agreement and Plan of Merger.

	For ☐	Against ☐	Abstain ☐

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Date:

Signature of Shareholder

Signature, if held jointly

If signing as attorney, executor, administrator, trustee or guardian or on behalf of an entity (corporation, partnership, etc.), please indicate office or capacity below.

Title:

FOLD AND DETACH HERE

YOUR VOTE IS IMPORTANT!

PLEASE COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD
IN THE ENCLOSED ENVELOPE PROMPTLY

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YOUR VOTE IS IMPORTANT PLEASE VOTE YOUR PROXY TODAY